SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement             [ ]  Confidential, For Use of
                                                  the Commission Only (as
                                                  permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           ARTESYN TECHNOLOGIES, INC.
        -----------------------------------------------------------------
                (Name Of Registrant As Specified In Its Charter)

        -----------------------------------------------------------------
     Name Of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check appropriate box):

      [X]  No fee required.

      [ ]  Fee computed on table below per Exchange  Act Rules  14a-6(i)(1)  and
           0-11.

      (1)   Title of each class of securities to which transaction applies:

            -----------------------------------------------------------------

      (2)   Aggregate number of securities to which transaction applies:

            -----------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which filing fee is calculated and state how it was determined):

            -----------------------------------------------------------------

      (4)   Proposed maximum aggregate value of transaction:

            -----------------------------------------------------------------

      (5)   Total fee paid:

            -----------------------------------------------------------------

      [ ]  Fee paid previously with preliminary materials:

            -----------------------------------------------------------------

      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount Previously Paid:

            -----------------------------------------------------------------

      (2)   Form, Schedule or Registration Statement no.:

            -----------------------------------------------------------------

      (3)   Filing Party:

            -----------------------------------------------------------------

      (4)   Date Filed:

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
                           ARTESYN TECHNOLOGIES, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON THURSDAY, MAY 9, 2002


To the Stockholders:

The Annual Meeting of the Stockholders of Artesyn Technologies, Inc. (the "Company") will be held on Thursday, May 9, 2002, at 10:00 A.M., local time, at Pete's Grand Terrace, 7880 Glades Road, Boca Raton, Florida 33434, for the following purposes:


      1.    To elect 11  directors  to hold office  until the  Company's  Annual
            Meeting  of  Stockholders   in  2003  and  until  their   respective
            successors have been duly elected and qualified; and

      2. To transact such other business as may properly come before the meeting and any adjournment(s) thereof.

The Board of Directors has fixed the close of business on March 15, 2002 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Company's Annual Meeting of Stockholders (the "Meeting"). Only stockholders of record at the close of business on this date will be entitled to notice of, and to vote at, the Meeting and any adjournment(s) thereof.


                                          By Order of the Board of Directors


                                          RICHARD J. THOMPSON
                                          Secretary

April 5, 2002

YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE POSTAGE PREPAID ENVELOPE WHICH HAS BEEN PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME PRIOR TO ITS EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE YOUR RIGHT TO VOTE YOUR SHARES IN PERSON.

                                 PROXY STATEMENT

                           ARTESYN TECHNOLOGIES, INC.
                           7900 GLADES ROAD, SUITE 500
                            BOCA RATON, FLORIDA 33434


                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MAY 9, 2002



                               GENERAL INFORMATION


This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Artesyn Technologies, Inc., a Florida corporation (the "Company"), to be voted at the Company's 2002 Annual Meeting of Stockholders (the "Meeting") and at any adjournment(s) thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Meeting is to be held on Thursday, May 9, 2002, at Pete's Grand Terrace, 7880 Glades Road, Boca Raton, Florida 33434, at 10:00 A.M., local time.


The principal executive offices of the Company are located at 7900 Glades Road, Suite 500, Boca Raton, Florida 33434 (telephone no.: 561-451-1000). The enclosed proxy card and this Proxy Statement are being sent to stockholders of the Company on or about April 9, 2002.


QUORUM; VOTES REQUIRED

Proxies in the form enclosed with this Proxy Statement are being solicited by, and on behalf of, the Company's Board of Directors. The persons named in the proxy have been designated as proxies by the Company's Board of Directors. If a quorum, consisting of a majority of the outstanding shares of the Company's common stock, $.01 par value per share (the "Common Stock"), is present at the Meeting, in person or by proxy, the nominees for director shall be elected by the affirmative vote of a plurality of the shares cast on such matter at the Meeting. All other matters to come properly before the Meeting shall, subject to applicable law, be approved if the number of votes cast in favor of the matter at the Meeting exceeds the number of votes cast at the Meeting opposing the matter.


Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or in their own discretion if permitted by the stock exchange or other organization of which they are members. Members of the New York Stock Exchange are permitted to vote their clients' shares in their own discretion as to the election of directors and certain other "routine" matters if the clients have not furnished voting instructions prior to the Meeting. Certain proposals are "non-discretionary"; brokers who have received no instructions from their clients do not have discretion to vote on those proposals. When a broker votes a client's shares on some but not all of the proposals at a meeting, the missing votes are referred to as "broker non-votes." Those shares will be included in determining the presence of a quorum at the Meeting, but are not considered "present" for purposes of voting on the non-discretionary proposals.


Shares represented by properly executed proxies received by the Company will be voted at the Meeting in the manner specified therein or, if no specification is made, will be voted "FOR" the election of all the nominees for director named herein. In the event that any other matters are properly presented at the Meeting for action, the persons named in the proxy will vote the proxies (which confer authority upon them to vote on any such matters) in accordance with their judgment.

REVOCATION AND SOLICITATION

Any proxy given pursuant to this solicitation may be revoked by a record stockholder at any time before it is exercised by written notification delivered to the Secretary of the Company, by voting in person at the Meeting or by executing another proxy bearing a later date. Attendance by a stockholder at the Meeting does not alone serve to revoke his or her proxy.

The costs of soliciting proxies will be borne by the Company. The solicitation of proxies will be made primarily by mail, but, in addition, may be made by directors, officers and employees of the Company, personally or by telephone, facsimile or other means of communication. Such directors, officers and employees will not be additionally compensated, but they may be reimbursed for reasonable out-of-pocket expenses, in connection with such solicitations. The Company will reimburse brokers, custodians, nominees and fiduciaries for their out-of-pocket and clerical expenses in transmitting proxies and related materials to beneficial owners. The Company has retained D.F. King & Co. to assist in soliciting proxies for a fee of approximately $6,000 plus reimbursement of its reasonable out-of-pocket expenses.

ANNUAL REPORT

The Company's Form 10-K and Annual Report to Stockholders for the fiscal year ended December 28, 2001 ("fiscal year 2001"), which contain the Company's audited financial statements for fiscal year 2001, are being mailed with this Proxy Statement to all persons who were stockholders as of the close of business on March 15, 2002.

RECORD DATE; OUTSTANDING SHARES


The Board of Directors has fixed the close of business on March 15, 2002 as the record date for the determination of stockholders of the Company who are entitled to receive notice of, and to vote at, the Meeting. At the close of business on that date, an aggregate of 38,492,822 shares of Common Stock were issued and outstanding, each of which is entitled to one vote on each matter to be voted upon at the Meeting. The Company's stockholders do not have cumulative voting rights. The Company has no other class of voting securities entitled to vote at the Meeting.

                               SECURITY OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of the close of business on March 15, 2002, certain information as to the stockholders which are known by us to beneficially own more than 5% of the Common Stock (based solely upon filings by said holders with the Securities and Exchange Commission (the "SEC") on Schedule 13D or
Schedule 13G pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").):

----------------------------------------------------------------------------
             Name and Address              Number of Shares   Percent of
            of Beneficial Owner              Beneficially    Common Stock
                                               Owned(1)
----------------------------------------------------------------------------

Finestar International Limited (2)           6,095,454(2)       13.7%
   c/o ABN Amro Management Services
     (Hong Kong) Limited
     18/F Lincoln House
     Taikoo Place, 979 King's Road
     Quarry Bay, Hong Kong
Bruce Cheng (2)
Delta Electronics, Inc. (2)
     186 Ruey Kuang Road
     Neihu, Taipei 114
     Taiwan, R.O.C.
----------------------------------------------------------------------------
Mellon Financial Corporation (3)             4,058,049          10.60%
The Boston Company, Inc. (4)
The Boston Company Asset Management, LLC (5)
     c/o Mellon Financial Corporation
     One Mellon Center
     Pittsburgh, PA  15258
----------------------------------------------------------------------------

----------------------------------------------------------------------------
             Name and Address              Number of Shares   Percent of
            of Beneficial Owner              Beneficially    Common Stock
                                               Owned(1)
----------------------------------------------------------------------------
Dalton, Greiner, Hartman, Maher & Co. (6)    2,425,245           6.3%
    565 Fifth Avenue, Suite 2101
    New York, NY  10017
----------------------------------------------------------------------------

(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.

(2) Finestar International Limited, a British Virgin Islands corporation, purchased a 3% subordinated convertible note in the principal amount of $50,000,000 (which note is convertible into shares of Common Stock), and a warrant to acquire 1,550,000 shares of Common Stock. Finestar is deemed the beneficial owner of 6,095,454 shares of Common Stock that may be issued upon the conversion of the note and the exercise of the warrant. Mr. Bruce Cheng is the sole director and member of Finestar and as such has sole voting and dispositive power. Mr. Cheng is the founder, chief executive officer and chairman of Delta Electronics, Inc., a Taiwanese corporation, a global power supply, electronic component and video display manufacturer, and a competitor. The note, the warrant and the Common Stock underlying the note and the warrant are transferable among Finestar, Mr. Cheng, Delta Electronics, Inc. and their respective direct or indirect affiliates. See "Certain Relationships and Related Transactions" below.

(3) Mellon Financial Corporation, a parent holding company, is deemed to hold 4,058,049 shares of Common Stock; it has sole voting power of 3,486,599 shares, shared voting power of 403,800 shares, sole dispositive power of 4,053,105 shares and shared dispositive power of 4,944 shares of Common Stock. The Boston Company, Inc. and The Boston Company Asset Management, LLC are direct or indirect subsidiaries of Mellon Financial Corporation.

(4) The Boston Company, Inc., a parent holding company, is deemed to hold 3,381,900 shares of Common Stock; it has sole voting power of 2,836,300 shares, shared voting power of 403,800 shares, and sole dispositive power of 3,381,900 shares of Common Stock. Shares beneficially owned by Boston Safe Advisors, Inc., TBC Asset Management, Inc., Boston Safe Deposit and Trust Company and Franklin Portfolio Associates are beneficially owned by The Boston Company, Inc., as a holding company.

(5) The Boston Company Asset Management, LLC, an investment adviser, is deemed to hold 2,534,400 shares of Common Stock; it has sole voting power of 1,988,800 shares, shared voting power of 403,800 shares, and sole dispositive power of 2,534,400 shares of Common Stock. Shares beneficially owned by Boston Safe Advisors, Inc., TBC Asset Management, Inc., Boston Safe Deposit and Trust Company and Franklin Portfolio Associates are beneficially owned by The Boston Company, Inc., as a holding company.

(6) Dalton, Greiner, Hartman, Maher, & Co. is an investment management firm that, according to it website, advises institutional clients.

OWNERSHIP BY MANAGEMENT

The following table sets forth, as of the close of business on March 15, 2002, certain information concerning beneficial ownership of Common Stock by each nominee for election as a director of the Company (all of whom are presently directors), each of the Named Executives (as defined below), and all directors and executive officers as a group (based solely upon information furnished by such persons):

                                    Number of Shares
                                      Beneficially     Percent of
Name                                  Owned (1)(2)    Common Stock
----                                  ------------    ------------

Lawrence J. Matthews                992,056(3)            2.6%

                                    Number of Shares
                                      Beneficially     Percent of
Name                                  Owned (1)(2)    Common Stock
----                                  ------------    ------------

Joseph M. O'Donnell                 879,714               2.3%
Ronald D. Schmidt                   711,923(4)            1.8%
John M. Steel                       634,556(5)            1.6%
Richard J. Thompson                 401,938(6)            1.0%
Bert Sager                          303,925(7)             *
Phillip A. O'Reilly                 181,721(8)             *
Robert J. Aebli                     109,445                *
Norman C. Wussow                    97,421                 *
Stephen A. Ollendorff               82,100                 *
Dr. Fred C. Lee                     75,104                 *
Edward S. Croft, III                71,881                 *
Lewis Solomon                       70,000                 *
A. Eugene Sapp, Jr                  60,500                 *
Kenneth E. Blake                     5,922                 *
                                 ------------------------------------
All directors and executive
officers as a group (17 persons)  4,773,260              12.4%

*     Represents less than 1%.

(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.

(2) Includes the following shares of Common Stock subject to currently exercisable options and/or that may be acquired upon the exercise of options within 60 days after March 15, 2002: Mr. Matthews - 50,000; Mr. O'Donnell - 738,365; Mr. Schmidt - 40,000; Mr. Thompson - 323,812; Mr.
      Sager - 90,000; Mr. O'Reilly - 90,000; Mr. Aebli - 95,429; Mr. Wussow - 65,279; Mr. Ollendorff - 70,000; Dr. Lee - 50,000; Mr. Croft - 50,000; Mr.
      Solomon - 60,000; Mr. Sapp - 50,000; and all directors and executive officers as a group (17 persons) - 1,862,885.

(3) Includes 40,000 shares of Common Stock, which are owned of record by the Lawrence J. and Barbara M. Matthews Charitable Remainder Unitrust, of which Mr. Matthews and his spouse are beneficiaries and retain the right to appoint and dismiss the trustee.

(4) Includes 17,926 shares of Common Stock, which are owned of record by Mr. Schmidt's wife, with respect to which Mr. Schmidt disclaims beneficial ownership, and 267,000 shares of Common Stock, which are owned by the Schmidt Family Limited Partnership, a limited partnership of which Mr. Schmidt is a general partner.

(5) Includes 266,000 shares of Common Stock, which are owned of record by Mr. Steel's wife, with respect to which Mr. Steel disclaims beneficial ownership.

(6) Includes 900 shares of Common Stock, which are held in trust by Mr. Thompson for his daughters.

(7) Includes 2,080 shares of Common Stock, which are beneficially owned by Mr. Sager's wife as the trustee under a trust for Mrs. Sager's mother, with respect to which Mr. Sager disclaims beneficial ownership, and 153,860 shares which are owned by Sager Holdings Limited Partnership, a limited partnership of which Mr. Sager is both a limited partner and a principal shareholder of the corporate general partner.

(8) Includes 81,721 shares of Common Stock owned by the O'Reilly Family LLC (of which Mr. O'Reilly is the manager), which company is owned by the O'Reilly Family Trust (a family trust created by Mr. O'Reilly).


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Exchange Act, the directors and executive officers and beneficial owners of greater than 10% of the Company's Common Stock are required to file certain reports with the SEC in respect of their ownership of the Company's securities. The Company believes that during fiscal year 2001, all required reports were filed on a timely basis.


                        PROPOSAL I: ELECTION OF DIRECTORS

The entire Board of Directors, presently consisting of 11 members, is to be elected at the Meeting. The Company's By-laws provide that the maximum number of directors is 12, with the exact number to be fixed by the Board of Directors. By resolution of the Board of Directors, the number of directors has been fixed at
11. The 11 persons listed below have consented to being named in this Proxy Statement and to serving as directors of the Company if elected. All of the nominees are currently directors of the Company and were elected by the stockholders at the Company's annual meeting of stockholders held in 2001. Messrs. Schmidt, Steel and Matthews and Dr. Lee initially became directors of the Company pursuant to the Agreement and Plan of Merger entered into in connection with the merger of the Company and Zytec Corporation ("Zytec") in 1997. Messrs. Schmidt, Steel and Matthews currently have the right to designate up to three individuals to be nominated for election to the Company's Board of Directors. Such designees are included in the slate of nominees for election to the Company's Board of Directors set forth below.

Proxies in the accompanying form will be voted at the Meeting in favor of the election of each of the nominees listed on the accompanying proxy card, unless authority to do so is withheld as to an individual nominee or nominees or all nominees as a group. Proxies cannot be voted for a greater number of persons than the number of nominees named. Directors will be elected by a plurality of the votes cast therefor by the holders of shares of Common Stock (assuming a quorum exists). In the unexpected event that any of such nominees should become unable to, or for good reason will not, serve as a director, it is intended that proxies will be voted for the election of substitute nominee(s).

Set forth below is certain information with respect to each nominee for election as a director of the Company at the Meeting (based solely upon information furnished by such persons):

                                    Year of
                                     First
                          Age      Election         Principal Occupations
                        (As of       as a          during Past Five Years;
Name                   3/15/02)    Director          Other Directorships
----                   --------    --------        -----------------------

Edward S. Croft, III      59        1980     Since  August   1996,   Managing
(1)(3)                                       Director  of Croft & Bender LLC,
                                             a  private   investment  banking
                                             firm;  from April 1996 to August
                                             1996,  President of Croft & Co.,
                                             a financial  advisory  firm; for
                                             more  than five  years  prior to
                                             April  1996,  Managing  Director
                                             of     The     Robinson-Humphrey
                                             Company,   Inc.,  an  investment
                                             banking firm.

Dr. Fred C. Lee           55        1997     From  February  1986 to December
(1)(3)                                       1997, a director of Zytec (which
                                             merged   with  the   Company  in
                                             1997); since 1977,  Professor at
                                             Virginia  Polytechnic  Institute
                                             and State University ("VPI") and
                                             director of the  Virginia  Power
                                             Electronics Center at VPI.

                                    Year of
                                     First
                          Age      Election         Principal Occupations
                        (As of       as a          during Past Five Years;
Name                   3/15/02)    Director          Other Directorships
----                   --------    --------        -----------------------

Lawrence J. Matthews      73        1997     For  more  than  the  past  five
(1)(3)                                       years,  retired executive.  From
                                             January   1999  to  June   2000,
                                             Acting   President   and   Chief
                                             Executive  Officer  of  Veritec,
                                             Inc.,      a      seller      of
                                             microprocessor-based    encoding
                                             and decoding  systems  products.
                                             In October 1995, an  involuntary
                                             Chapter  7  petition  under  the
                                             United States  Bankruptcy  Code,
                                             was   filed   against   Veritec,
                                             Inc.     This     filing     was
                                             subsequently   converted   to  a
                                             Chapter  11  petition.   Veritec
                                             emerged   from   bankruptcy   in
                                             October   1999.    Currently   a
                                             director of Veritec, Inc.


Joseph M. O'Donnell       55        1994     Co-Chairman   of  the  Board  of
(4)                                          Directors  of the Company  since
                                             December  1997;   from  February
                                             1997 to December 1997,  Chairman
                                             and  since  July   1994,   Chief
                                             Executive  Officer and President
                                             of the Company.

Stephen A. Ollendorff     63        1984     Practicing   attorney  for  more
(3)(4)                                       than the past five years;  since
                                             February   1999  Of  Counsel  to
                                             Kirkpatrick & Lockhart LLP; from
                                             December  1990 to January  1999,
                                             Of Counsel to Hertzog,  Calamari
                                             & Gleason; from 1983 to present,
                                             Vice President,  then President,
                                             then    Chairman    and    Chief
                                             Executive  Officer and  director
                                             of  Acorn   Holding   Corp.,   a
                                             manufacturer of microcrystalline
                                             silicon wafers.

Phillip A. O'Reilly       75        1988     For  more  than  the  past  five
(1)(2)                                       years, retired executive.

Bert Sager                76        1968     Practicing   attorney  for  more
(2)(3)                                       than   the  past   five   years;
                                             director   of   Acorn    Holding
                                             Corp.,   a    manufacturer    of
                                             microcrystalline silicon wafers.

A. Eugene Sapp, Jr.       65        1997     Since December 2001, Co-Chairman
                                             and a  director  of  Sanmina-SCI
                                             Corporation    (the    surviving
                                             corporation of the merger of SCI
                                             Systems,     Inc.     with     a
                                             wholly-owned    subsidiary    of
                                             Sanmina Corporation);  from 1994
                                             until 1999,  President and Chief
                                             Operating    Officer    of   SCI
                                             Systems,  Inc.; since July 2000,
                                             Chairman of the Board and, since
                                             July   1999,   Chief   Executive

                                    Year of
                                     First
                          Age      Election         Principal Occupations
                        (As of       as a          during Past Five Years;
Name                   3/15/02)    Director          Other Directorships
----                   --------    --------        -----------------------

                                             Officer of SCI, until the merger
                                             in December 2001.

Ronald D. Schmidt         65        1997     Co-Chairman   of  the  Board  of
(1)(4)                                       Directors  of the Company  since
                                             December 1997; from January 1984
                                             to December  1997,  an executive
                                             officer  (including  Chairman of
                                             the Board  and  Chief  Executive
                                             Officer) and director of Zytec.

Lewis Solomon             68        1995     Since   October   1999,    Chief
(2)(3)(4)                                    Executive  Officer of  Broadband
                                             Services,  Inc.,  which provides
                                             logistic and technical  services
                                             to the  cable  television,  DBS,
                                             fixed        wireless        and
                                             telecommunication    industries;
                                             from   August  1990  to  October
                                             1999,   Chairman   of   G&L   of
                                             Syosset,   Inc.,   a   financial
                                             consulting  firm;   director  of
                                             Anadigics,  Inc., a manufacturer
                                             of       gallium        arsenide
                                             semiconductors;    director   of
                                             Terayon Communications,  Inc., a
                                             manufacturer    of   cable   and
                                             wireless modems; and director of
                                             Harmonic,   Inc.,   a  designer,
                                             manufacturer   and  marketer  of
                                             digital and fiber optic systems.

John M. Steel             57        1997     Since   July    2000,    retired
                                             executive;  from  December  1997
                                             until July 2000,  Vice President
                                             of  the  Company;  from  January
                                             1984    to    December     1997,
                                             executive  officer and  director
                                             of Zytec.

(1)   Member of the Audit Committee.
(2)   Member of the Compensation and Stock Option Committee.
(3)   Member of the Nominating Committee.
(4)   Member of the Executive Committee.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RE-ELECTION OF ALL OF THE 11 NOMINEES NAMED ABOVE AS DIRECTORS OF THE COMPANY.

BOARD OF DIRECTORS; COMMITTEES OF THE BOARD


The Company's Board of Directors met eight times during fiscal year 2001. During fiscal year 2001, no director attended fewer than 75% of the total number of meetings of the Board of Directors and of the committee(s), if any, of the Board on which he served, except Lewis Solomon. The Board of Directors has established four standing committees, consisting of an Audit Committee, a Compensation and Stock Option Committee, a Nominating Committee and an Executive Committee. The following describes the current functions of such committees.

The Audit Committee, which held five meetings during fiscal year 2001, reviews the internal and external audit functions of the Company and makes recommendations to the Board of Directors with respect thereto. It also has primary responsibility for the formulation and development of the auditing policies and procedures of the Company and for making recommendations to the Board of Directors with respect to the selection of the Company's independent auditing firm. The Company's Audit Committee Charter, a copy of which was attached to our 2001 Proxy Statement, governs the Audit Committee. The Board of Directors of the Company has determined that the current composition of the Audit Committee satisfies The NASDAQ Stock Market's requirements regarding the independence, financial literacy and experience of audit committees. The Chairman of this committee is Edward S. Croft, III.

The Compensation and Stock Option Committee, which held six meetings during fiscal year 2001, sets and approves salary levels of all corporate officers and has primary responsibility for the administration of the Company's 2000 Performance Equity Plan (the "2000 Plan"), including the granting of options thereunder. This committee also administers the Company's 1990 Performance Equity Plan and 1996 Employee Stock Purchase Plan. The Chairman of this committee is Phillip A. O'Reilly.

The Nominating Committee, which held one meeting during fiscal year 2001, recommends nominees to fill vacancies on the Board of Directors and considers responsible recommendations by the Company's stockholders of candidates to be nominated as directors of the Company. The Nominating Committee met in early 2002 and considered and recommended the 11 nominees named herein to the Board of Directors. All recommendations of candidates made by the Company's stockholders must be in writing and addressed to the Secretary of the Company and must be received by the Company not less than 50 days nor more than 75 days prior to that year's annual meeting. By accepting a stockholder recommendation for consideration, the Nominating Committee does not undertake to adopt or take any other action concerning the recommendation or to give the proponent thereof its reasons for any action or failure to act. The Chairman of this committee is Bert Sager.

The Executive Committee, which did not meet during fiscal year 2001, was established by the Board of Directors in October 1997. The purpose of this committee is to exercise all the powers and authority of the full Board of Directors in the management of the Company except as may be limited by the Florida Business Corporation Act or other applicable law. The Chairman of this committee is Joseph M. O'Donnell.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation and Stock Option Committee consists of Phillip A. O'Reilly, Bert Sager, and Lewis Solomon. None of such committee members are, or were ever, executive officers or employees of the Company. During the last fiscal year, none of the executive officers of the Company served on the board of directors or on the compensation committee of any other entity, any of whose executive officers served on the Board of Directors of the Company.

COMPENSATION OF DIRECTORS

Directors who are not employees of the Company ("Outside Directors") are compensated for their services by payment of an annual fee of $24,000 plus $1,500 per day for each Board of Directors' meeting attended, $750 for each telephonic Board of Directors' meeting attended and $1,000 per day for each committee meeting attended (and an additional $250 per day for each committee meeting at which such person acted as chairman) with a maximum payment of $3,500 per day for attendance at meetings of the Board of Directors and committees and acting as chairman at meetings of committees of the Board of Directors.

During fiscal year 2001, options to purchase 10,000 shares of Common Stock were granted by the Company to each of the Outside Directors of the Company at an exercise price equal to the fair market value of the Common Stock on such grant date pursuant to the Company's 1990 Outside Directors' Stock Option Plan. Under such plan, each Outside Director is granted an option, exercisable over 10 years, to purchase 10,000 shares of Common Stock each time that such person is elected or re-elected by the stockholders to serve as a director of the Company if such Outside Director then owns a prescribed amount of Common Stock.

An Outside Director who had served as a director prior to August 15, 1996, and serves as a director for five or more years is entitled to receive certain annual benefits under the Company's Outside Directors' Retirement Plan. The annual benefits commence on the later of such Outside Director's retirement from the Board of Directors or attainment of age 70 and continue for a number of years equal to the number of years the Outside Director served on the Company's Board of Directors. Effective January 1, 2000, the base amount of such benefit is $24,000, adjusted pursuant to a cost of living index to each Outside Director's particular retirement date. Once a director has begun to receive the benefits as so adjusted, no further adjustments will be made for the remainder of the period of time such Outside Director receives the benefit.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CERTAIN RELATIONSHIPS

Mr. Ollendorff, a director of the Company, was Of Counsel to the law firm of Kirkpatrick & Lockhart LLP during fiscal year 2001. Kirkpatrick & Lockhart LLP acted as counsel for the Company in fiscal year 2001 and received fees in such fiscal year for various legal services rendered to the Company.

TRANSACTIONS WITH FINESTAR INTERNATIONAL LIMITED

3% CONVERTIBLE NOTE
-------------------

On January 14, 2002, the Company entered into a Securities Purchase Agreement, pursuant to which it sold a 3% subordinated convertible note in the amount of $50,000,000, due January 15, 2007, to Finestar International Limited, a British Virgin Islands corporation.

CONVERSION. The note is convertible into Common Stock at a conversion price equal to (i) the amount of principal to be so converted divided by (ii) 11.00. The conversion price and the number of shares received upon conversion will be proportionally adjusted in the event of stock splits, stock dividends, combinations and recapitalizations. The note also provides for adjustments to the conversion price if the Company issues shares of Common Stock, or shares convertible into or exercisable for Common Stock, at a price per share less than the conversion price of the note, subject to certain exclusions. Those exclusions include any shares issued by the Company: (i) upon conversion of the note and/or in connection with the issuance and exercise of the warrant (described below), (ii) upon exercise of stock option grants and stock purchase rights approved by a majority of the Board of Directors pursuant to plans approved by the Company's shareholders, (iii) upon the conversion or the exercise of convertible or exercisable securities in existence prior to January 15, 2002, (iv) in connection with acquisitions and commercial relationships (provided that the purpose of such transaction is not capital raising) and (v) in connection with the satisfaction of any earn-out or contingent payment obligation of the Company arising out of an acquisition consummated prior to January 15, 2002.

In addition, the note provides that the actual number of shares of Common Stock to be issued to Finestar is subject to applicable restrictions imposed on any such issuance by Nasdaq Marketplace Rules or by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

INTEREST. The convertible note bears interest at the rate of 3% per annum. Interest is payable in cash semi-annually, net of applicable withholding tax, with the first payment due on June 15, 2002.

REDEMPTION. The convertible note is subject to redemption, at the Company's election, at a redemption price of 100% of the principal amount, together with accrued and unpaid interest to the redemption date plus any remaining interest that would have been payable had the note remained outstanding until January 15, 2007. However, the Company cannot redeem the convertible note prior to January 15, 2005 and thereafter unless (a)(i) a shelf registration statement with respect to the resale by the holder of the note has been declared effective (ii) the use of the shelf registration has not been suspended on the date notice of redemption is given, and (iii) the registration will remain effective and not suspended through the date of redemption and for 45 days thereafter, or (b) the shares of Common Stock issuable upon conversion of the note are freely tradeable under Rule 144(k) under the Securities Act of 1933, as amended.

RIGHT TO REQUIRE REPURCHASE. Finestar has the right to require the Company to repurchase the entire convertible note or a portion of the convertible note (i) at any time on or after January 15, 2005 or (ii) in the event of a change of control of the Company. The repurchase price equals the sum of the accrued and unpaid interest on the convertible note to the date of payment plus (a) in the case of a repurchase pursuant to a change of control, 115% of the principal amount of the note outstanding, or (b) in the case of repurchase other than pursuant to a change of control, 100% of the principal amount of the portion of the convertible note to be repurchased. Change of control is defined as the acquisition by any person of beneficial ownership, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the Company's capital stock, entitling such person to exercise 50% or more of the total voting power of all shares of capital stock entitled to vote generally in the elections of directors.

EVENTS OF DEFAULT. An "event of default" under the convertible note will occur if, among other things, the Company (i) defaults in the payment of any principal, interest or premium when it becomes due for a period of three business days, (ii) defaults in the performance of obligations with respect to the conversion of the note for a period of five business days, (iii) fails to give notice of a change of control as required by the terms of the note or fails to perform in any material respect an agreement or obligation in connection with the Securities Purchase Agreement or the note, (iv) materially breaches a representation and warranty of the Securities Purchase Agreement which results in a material adverse effect on the Company, (vi) defaults under the Company's Credit Agreement, dated as of January 23, 2001, as amended, with a syndicate of banks, or (v) files, or one or more of its significant subsidiaries files, for bankruptcy or similar protection or consents to the entry of an order in an involuntary case under bankruptcy or similar laws.

WARRANT. In connection with the Securities Purchase Agreement, the Company also issued a five-year warrant to Finestar to purchase up to 1,550,000 shares of Common Stock. The exercise price per share of Common Stock is equal to $11.50. The warrant contains a "cashless exercise" feature pursuant to which the exercise price for the portion of the warrant being exercised is paid by surrendering warrants with value. The value of the warrants surrendered is determined by subtracting the aggregate exercise price therefor from the five trading day average of the market price of Common Stock underlying such warrants equal to such aggregate exercise price. This feature allows the holder to exercise the warrant and purchase shares of Common Stock without using cash and reduces the number of shares of common stock issued to the holder upon such net exercise of the warrant. In addition, the warrant contains an automatic exercise feature that is triggered if a portion of the warrant remains unexercised immediately prior to its expiration and the current market price of Common Stock exceeds the exercise price. If both conditions exist, the warrant will automatically convert into shares of Common Stock as if surrendered in a "cashless exercise".

The  exercise  price and the number of shares  received  upon  exercise  will be proportionally adjusted in the event of stock splits, stock dividends, combinations and recapitalizations. The warrant also provides for adjustments to the exercise price if the Company issues shares of Common Stock at a price per share less than the exercise price of the warrant, subject to certain exclusions. Those exclusions include shares issued by the Company: (i) upon conversion of the note and/or in connection with the issuance and exercise of the warrant, (ii) upon the exercise of stock option grants and stock purchase rights approved by a majority of the Board of Directors pursuant to plans approved by the Company's shareholders, (iii) upon the conversion or the exercise of convertible or exercisable securities in existence prior to January 15, 2002, (iv) in connection with acquisitions and commercial relationships (provided that the purpose of such transaction is not capital raising) and (v) in connection with the satisfaction of any earn-out or contingent payment obligation of the Company arising out of an acquisition consummated prior to January 15, 2002.

In addition, the warrant provides that the actual number of shares of Common Stock to be issued to Finestar is subject to applicable restrictions imposed on any such issuances by Nasdaq Marketplace Rules or by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The warrant expires on January 15, 2007.

COLLATERAL RIGHTS. In connection with the Securities Purchase Agreement, Finestar was granted a "right of first negotiation." To the extent the Company
(i) receives a proposal that contemplates a sale of control or a sale of all or substantially all of the Company's assets on a consolidated basis or the Company's power supply business, or (ii) determines to sell 15% or more of its voting securities or all or substantially all of the Company's assets on a consolidated basis or the Company's power supply business (subject to certain exceptions), the Company must notify Finestar and give it the opportunity to negotiate a transaction. Additionally, Finestar was granted the right to have two observers attend meetings of the Company's Board of Directors and receive related materials, subject to the Company's right to withhold related materials and exclude such observers from meetings for reasonable purposes.

REGISTRATION RIGHTS
-------------------

Pursuant to the Registration Rights Agreement with Finestar executed in connection with the Securities Purchase Agreement, the Company agreed to file with the SEC a registration statement for the resale of the shares of Common Stock issuable upon conversion of the convertible note and the exercise of the warrant. The Registration Rights Agreement also provides Finestar with demand registration rights and piggyback registration rights customary for a transaction of this type. We filed a Registration Statement on Form S-3 with the SEC on January 25, 2002 in order to register 6,095,454 shares of Common Stock that may be issued upon full conversion of the note and the full exercise of the warrant. This Registration Statement is currently under review by the SEC.

Under the Registration Rights Agreement with Finestar, the Company is required to use its best efforts to register for resale the shares of Common Stock underlying the note and warrant. If the Registration Statement is not declared effective by April 5, 2002 or does not remain effective, the Company is required to pay additional interest under the note for the period during which the Registration Statement is not effective a rate per annum equal to an additional nine percent (9%) of the principal amount due under the convertible note.

EXECUTIVE OFFICERS

The following table sets forth the executive officers and key employees of the Company and their respective positions.


--------------------------------------------------------------------------------
           NAME                AGE           POSITION(S) WITH THE COMPANY
--------------------------------------------------------------------------------
Robert J. Aebli                66     President - Communications Products
--------------------------------------------------------------------------------
Kenneth E. Blake               47     President - Marketing and Development
--------------------------------------------------------------------------------
Ewald Braith                   38     President - Communications Infrastructure
                                      Group
--------------------------------------------------------------------------------

D. Harvey Dewan                62     President - Global Manufacturing
--------------------------------------------------------------------------------
Richard F. Gerrity             46     Corporate Treasurer
--------------------------------------------------------------------------------
Joseph M. O'Donnell            55     Co-Chairman of the Board of Directors;
                                      President and Chief Executive Officer
--------------------------------------------------------------------------------
Richard J. Thompson            52     Vice President - Finance; Chief Financial
                                      Officer and Secretary
--------------------------------------------------------------------------------
Norman C. Wussow               56     President - Enterprise Computing Group
--------------------------------------------------------------------------------


ROBERT J. AEBLI has been  President of  Communications  Products  since November
1993.

KENNETH E. BLAKE has been President - Marketing and Development since August 2000. Previously Mr. Blake was Vice President - Sales and Marketing for Arcom, Inc., a provider of design and installation services for network systems from February 1999 through August 2000. For more than five years prior to February 1999, Mr. Blake was Vice President - Sales of the Company.

EWALD BRAITH was appointed President - Communications Infrastructure Group in January 2002. From January 2000 through December 2001, Mr. Braith served as
Vice-President - Engineering for the Global Wireless and Communications Infrastructure divisions. Mr. Braith joined Zytec in 1991 and held various engineering positions, most recently Engineering Manager of Zytec Hungary, until December 1997.

D. HARVEY DEWAN was appointed President of Global Manufacturing in January 2000. From December 1997 to December 1999, Mr. Dewan served as President of the Company's North American and Asian Manufacturing divisions. From February to December 1997, Mr. Dewan was Vice President of Operations for Communications Products.

RICHARD F. GERRITY was appointed Corporate Treasurer in July 2000. From April 1996 to July 2000, Mr. Gerrity served as Director of Treasury at Hadco Corporation, a manufacturer of electronic components for the technology industry.

JOSEPH M. O'DONNELL was appointed Chairman of the Board of Directors in February 1997 and as Co-Chairman of the Board following the merger of Zytec into the Company. Mr. O'Donnell has served as President and Chief Executive Officer since July 1994.

RICHARD J. THOMPSON has served as Vice President - Finance, Chief Financial Officer, and Secretary since June 1990.

NORMAN C. WUSSOW was appointed to the position of President - Enterprise Computing Group in June 2001. From June 1999 through June 2001, Mr. Wussow served as President of the Company's North America-Commercial division. From January 1998 through June 1999, Mr. Wussow served as Vice President - Custom

Engineering of North America's Commercial division. Mr. Wussow joined Zytec in 1993 and held various engineering positions, most recently Vice President - Engineering until December 1997, when Zytec was merged into the Company.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth information for the fiscal years ended December 28, 2001 ("fiscal year 2001"), December 29, 2000 ("fiscal year 2000"), and
December 31, 1999 ("fiscal year 1999"), in respect of compensation earned by the Chief Executive Officer and by the other four most highly compensated executive officers (whose salary and bonus earned in fiscal year 2001 exceeded $100,000) of the Company serving at the end of fiscal year 2001 (the "Named Executives").

--------------------------------------------------------------------------------
      NAME                ANNUAL COMPENSATION           LONG-TERM COMPENSATION
--------------------------------------------------------------------------------
                                                          Other Annual      Securities      All Other
    Name and           Fiscal                     Bonus   Compensation      Underlying     Compensation
  Position(s)           Year       Salary($)      ($)(1)     ($)(2)        Options(#)(3)      ($)
-------------------------------------------------------------------------------------------------------

Joseph M.             2001        $559,854           -0-          -0-          170,000        $32,600(4)
O'Donnell             2000         516,910      $450,270          -0-          137,500         32,500(4)
CO-CHAIRMAN,          1999         495,150       553,217          -0-           70,000         32,300(4)
CHIEF EXECUTIVE
OFFICER AND
PRESIDENT
--------------------------------------------------------------------------------------------------------
Richard J.            2001         292,191           -0-          -0-          105,000         14,946(5)
Thompson              2000         269,794       101,113          -0-          127,500         14,639(5)
VICE                  1999         247,188       197,245          -0-           45,000         14,358(5)
PRESIDENT-FINANCE,
CHIEF FINANCIAL
OFFICER AND
SECRETARY
--------------------------------------------------------------------------------------------------------
Robert J. Aebli       2001         227,146           -0-          -0-           35,000         22,685(6)
PRESIDENT-            2000         216,000       247,428          -0-           15,000         21,754(6)
COMMUNICATIONS        1999         188,023        97,544          -0-           15,429         18,085(6)
PRODUCTS
--------------------------------------------------------------------------------------------------------
Norman C. Wussow      2001         223,776           -0-          -0-           40,000         15,824(7)
PRESIDENT-            2000         201,807        26,520          -0-           50,000         15,353(7)
ENTERPRISE            1999         175,280        61,339          -0-           16,000         14,213(7)
COMPUTING GROUP
--------------------------------------------------------------------------------------------------------
Kenneth E. Blake      2001         247,531           -0-          -0-           40,000          8,065(9)
PRESIDENT-            2000(8)       89,481        11,750          -0-           40,000          3,125(9)
MARKETING AND         1999              -0-          -0-          -0-              -0-               -0-
DEVELOPMENT
---------------------------------------------------------------------------------------------------------


(1) Includes annual amounts awarded under our Executive Incentive Plan to Named Executives.

(2) Includes only those perquisites that are, in the aggregate, greater than or equal to the lesser of $50,000 or 10% of annual salary and bonus.

(3) Represents options awarded under our various stock option plans.

(4) Includes insurance premiums paid by the Company in the amounts of $20,000, $20,000 and $20,000 with respect to two life insurance policies for the benefit of Mr. O'Donnell, including a whole-life policy and a hybrid policy in fiscal years 2001, 2000 and 1999, respectively. Also includes $7,500, $7,500 and $7,500 in premiums paid by the Company with respect to health insurance for the benefit of Mr. O'Donnell and contributions of $5,100, $5,000 and $4,800 to the Company's 401(k) plan in fiscal years 2001, 2000 and 1999, respectively.

(5) Includes contributions in the amounts of $5,100, $5,000 and $4,800 by the Company to its 401(k) plan for the benefit of Mr. Thompson and insurance premiums in the amounts of $9,846, $9,639 and $9,558 paid by the Company with respect to term life insurance and health insurance for the benefit of Mr. Thompson in fiscal years 2001, 2000 and 1999, respectively.

(6) Includes contributions in the amounts of $5,100, $5,000 and $4,800 by the Company to its 401(k) plan for the benefit of Mr. Aebli and insurance premiums in the amounts of $17,585, $16,754 and $13,285 paid by the Company with respect to term life insurance and health insurance for the benefit of Mr. Aebli in fiscal years 2001, 2000 and 1999, respectively.

(7) Includes contributions in the amounts of $5,100, $5,000 and $4,800 by the Company to its 401(k) plan for the benefit of Mr. Wussow and insurance premiums in the amounts of $10,724, $10,353 and $9,413 paid by the Company with respect to term life insurance and health insurance for the benefit of Mr. Wussow in fiscal years 2001, 2000 and 1999, respectively.

(8) Mr. Blake rejoined the Company in August 2000.

(9) Includes insurance premiums in the amounts of $8,065 and $3,125 paid by the Company with respect to term life insurance and health insurance for the benefit of Mr. Blake in fiscal years 2001 and 2000, respectively.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth certain information concerning stock options granted to the Named Executives in fiscal year 2001.


-------------------------------------------------------------------------------------------------------
                                          Percentage of
                                          Total Options
                            Number of       Granted to
                           Securities      Employees in     Exercise
                           Underlying         Fiscal        Price                        Grant Date
                             Options        Year(%)(1)      Per           Expiration       Present
       Name                 Granted(#)                      Share($)         Date        Value($)(2)
-------------------------------------------------------------------------------------------------------

Joseph M. O'Donnell           7,500           0.28            $11.16       03/27/06             $50,929
                              7,500           0.28             10.09       03/28/06              46,079
                              7,500           0.28             10.44       03/29/06              47,648
                              7,500           0.28             10.81       03/30/06              49,360
                             70,000           2.58              9.19       04/04/06             438,942
                             70,000           2.58              7.20       10/24/06             342,332
                            -------           ----                                              -------
                            170,000           6.28                                              975,290
-------------------------------------------------------------------------------------------------------
Richard J. Thompson           7,500           0.28             10.38       03/22/06              47,363
                              7,500           0.28             10.09       03/28/06              46,079
                             45,000           1.66              9.19       04/04/06             282,177
                             45,000           1.66              5.37       10/16/06             164,138
                            -------           ----                                              -------
                            105,000           3.88                                              539,757
-------------------------------------------------------------------------------------------------------
Robert J. Aebli              15,000           0.55              9.19       04/04/06              94,059
                             20,000           0.74              7.20       10/24/06              83,576
                            -------           ----                                              -------
                             35,000           1.29                                              177,635
-------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     Percentage of
                                     Total Options
                       Number of       Granted to
                      Securities      Employees in Exercise
                      Underlying         Fiscal    Price             Grant Date
                        Options        Year(%)(1)  Per     Expiration  Present
       Name            Granted(#)                  Share($)  Date    Value($)(2)
--------------------------------------------------------------------------------

Norman C. Wussow             20,000       0.74         9.19 04/04/06     125,412
                             20,000       0.74         5.37 10/16/06      72,950
                            -------       ----                           -------
                             40,000       1.48                           198,362
--------------------------------------------------------------------------------
Kenneth E. Blake             20,000       0.74         9.19 04/04/06     125,412
                             20,000       0.74         5.37 10/16/06      72,950
                            -------       ----                           -------
                             40,000       1.48                           198,362
--------------------------------------------------------------------------------

(1) Represents the percentage of options granted to all employees of the Company in fiscal year 2001.


(2) Based upon the Black-Scholes option pricing model adopted for use in valuing executive stock options. The actual value, if any, a Named Executive may realize will depend upon the excess of the market price of the Common Stock over the exercise price on the date the option is exercised. There is, therefore, no assurance that the value realized by a Named Executive will be at or near the value estimated by the Black-Scholes model. The estimated values under the model are based upon certain assumptions that we believe are reasonable, such as a risk-free rate of return of 4.5%, stock price volatility of 94%, future dividend yield of 0% and expected life of 3.9 years. The values do not take into account certain features of the stock plans that may affect such values, such as conditions to exercisability and nontransferability.

OPTIONS EXERCISED IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES TABLE

The following table sets forth certain information with respect to stock options exercised by the Named Executives in fiscal year 2001 and certain information with respect to exercisable and non-exercisable stock options held on December 28, 2001 by the Named Executives. The table also includes the value of "in-the-money" stock options that represents the spread between the exercise price of the existing stock options and the year-end trading price of the Common Stock.

                                                   -------------------------    -------------------------
                                                    Number of Securities
                                                   Underlying Unexercised         Value of In-The-Money
                                                   Options Held on December      Options Held on December
                                                       28, 2001 (#)                   28, 2001 (1)($)
                                                   -------------------------    -------------------------
---------------------------------------------------------------------------------------------------------
                         Shares
                         Acquired     Value
                         on           Realized                   Not                          Not
          Name           Exercise    (#)($)        Exercisabl    Exercisable    Exercisable   Exercisable
---------------------------------------------------------------------------------------------------------
Joseph M. O'Donnell           -0-          -0-       654,615        273,750     $1,594,169      $150,675
---------------------------------------------------------------------------------------------------------
Richard J. Thompson           -0-          -0-       267,562        191,250       137,900        179,213
---------------------------------------------------------------------------------------------------------
Robert J. Aebli               -0-          -0-        87,929         50,000       103,350         42,638
---------------------------------------------------------------------------------------------------------
Norman C. Wussow              -0-          -0-        40,279         75,000           -0-         79,650
---------------------------------------------------------------------------------------------------------
Kenneth E. Blake              -0-          -0-           -0-         80,000           -0-         79,650
---------------------------------------------------------------------------------------------------------

(1) Based upon the closing price of the Common Stock on December 28, 2001 of $9.27.

EMPLOYMENT ARRANGEMENTS

The Compensation and Stock Option Committee approved an employment agreement, dated as of January 1, 2000, between the Company and Mr. O'Donnell (the "O'Donnell Agreement"). The O'Donnell Agreement provides that effective February 1, 2000, Mr. O'Donnell is to receive a base salary of $522,000 per year, which amount is subject to adjustment. Effective February 1, 2001, Mr. O'Donnell's salary was increased to $560,000. In addition, the O'Donnell Agreement provides that Mr. O'Donnell is eligible to receive an incentive payment each year of employment in an amount equal to up to 170% of his base salary for such year. Mr. O'Donnell is also eligible for additional payments in the discretion of the Compensation and Stock Option Committee awarded in accordance with the terms of the Company's Executive Incentive Plan. Mr. O'Donnell is also entitled to reimbursement of certain health, disability and life insurance benefits. The Company also has agreed to cause Mr. O'Donnell to be nominated as a director throughout the term of his employment. The O'Donnell Agreement's initial term expired on December 31, 2000, but is renewable each successive year thereafter for an additional one-year term unless either party provides written notice of termination. No such notice of termination was provided by either party. Mr. O'Donnell is currently being paid pursuant to the terms of the O'Donnell Agreement.

The Compensation and Stock Option Committee also approved an employment agreement between the Company and Richard J. Thompson, Vice President and Chief Financial Officer of the Company, dated as of January 1, 2000 (the "Thompson Agreement"). The Thompson Agreement provides that effective February 1, 2000, Mr. Thompson is to receive a base salary of $275,000 per year, which amount is subject to adjustment. Effective February 1, 2001, Mr. Thompson's salary was increased to $300,000. In addition, the Thompson Agreement provides that Mr. Thompson is eligible to receive an incentive payment each year of employment in an amount equal to up to 104% of his base salary for such year. Mr. Thompson is also eligible for additional payments in the discretion of the Compensation and Stock Option Committee awarded in accordance with the terms of the Company's Executive Incentive Plan. Under the terms of the Thompson Agreement, Mr. Thompson is also entitled to reimbursement of health, disability and life insurance benefits. The Thompson Agreement's initial term expired on December 31, 2000, but is renewable each successive year thereafter for an additional one-year term unless either party provides written notice of termination. No such notice of termination was provided by either party. Mr. Thompson is currently being paid pursuant to the terms of the Thompson Agreement.

Upon any event of earlier termination of either of the O'Donnell Agreement or the Thompson Agreement, each of Mr. O'Donnell and/or Mr. Thompson, as the case may be, is entitled to receive his respective base salary through the date of termination. In the event of either of Mr. O'Donnell's and/or Mr. Thompson's death or "disability" (as defined in the respective employment agreement), each of Mr. O'Donnell and/or Mr. Thompson, as the case may be, is entitled to receive his respective base salary for an additional year from the date of termination plus the full incentive payment under the Executive Incentive Plan to which he would have been entitled if the termination had occurred at the end of the calendar year during which such termination occurred (the "Full Incentive Payment"), except that payments of base salary for the additional year will be offset by certain company-sponsored insurance benefits payable during such period. In the event that either of Mr. O'Donnell's or Mr. Thompson's employment is terminated by the Company without "cause" (as defined in the respective employment agreement) or by either of Mr. O'Donnell or Mr. Thompson due to the Company's "substantial breach" (as defined in the respective employment agreement), each of Mr. O'Donnell and/or Mr. Thompson, as the case may be, is entitled to receive his respective base salary plus the Full Incentive Payment through the date of termination plus an amount equal to the product of his respective base salary and the Full Incentive Payment multiplied by two, payable over a 24-month period provided that the last 12 monthly payments shall not be made if either of Mr. O'Donnell or Mr. Thompson, as the case may be, is found to be in breach of certain non-disclosure, non-compete or non-solicitation agreements. Messrs. O'Donnell and Thompson are each also entitled to receive reimbursement of expenses of outplacement-related services up to $45,000. In the event of the Company's termination of either of Mr. O'Donnell's and/or Mr. Thompson's employment, as the case may be, without "cause", or termination of either agreement by Mr. O'Donnell or Mr. Thompson due to the Company's "substantial breach" following a "change of control" (as defined in the respective employment agreement), each of Mr. O'Donnell and/or Mr. Thompson, as the case may be, is entitled to receive within 10 days from the date of termination (a) a lump-sum payment equal to the product of the sum of his respective base salary and the Full Incentive Payment multiplied by three and
(b) an amount to cover certain excise taxes that may be incurred by Mr. O'Donnell and/or Mr. Thompson as a result of payment received by either of them following such "change of control". In the event the Company does not renew either Agreement, each of Mr. O'Donnell and/or Mr. Thompson, as the case may be, shall generally be entitled to receive his respective base salary and Full Incentive Pay for an additional two years from the date of termination.

Certain options granted to the Named Executives become immediately exercisable in the event of a "change of control" and certain other options become immediately exercisable if a Named Executive's employment is terminated within six months after a "change of control" of the Company pursuant to the terms of the stock option plan under which the options were granted.

                     COMPENSATION AND STOCK OPTION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

The Compensation and Stock Option Committee of the Company's Board of Directors is comprised of three individuals, each of whom is an Outside Director. The Compensation and Stock Option Committee is responsible for establishing the overall philosophy and strategy of the Company's executive compensation program and overseeing the executive compensation plans developed to execute the Company's compensation strategy.

THE COMPANY'S EXECUTIVE COMPENSATION STRATEGY

The Company's executive compensation program has been designed to promote shareholder interests and to:

       o     Link  key  executives'   compensation  to  the  Company's  business
             objectives;

       o Promote human resource goals to attract, hire and retain quality talent;

       o Reward teamwork and individual performance for achieving annual business results;

       o Balance short and long-term considerations through compensation for achievement of annual goals that are consistent with long-term objectives; and

       o     Provide   motivation  to  key   executives  to  excel  by  offering
             competitive incentive and total compensation.

It is the Company's intention to ensure that all compensation paid to its executives is tax deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Although Section 162(m) of the Code imposes limits on deductibility for certain non-approved compensation to certain executives exceeding $1 million per year, the Company, as a result of the structure of the compensation paid to its executives, does not currently anticipate any limitations of this deduction.

COMPENSATION OF EXECUTIVE OFFICERS

The Company's executive compensation program includes two principal elements: annual cash compensation and long-term awards. The Company uses survey data of comparable companies in its industry with comparable revenue levels in assessing cash compensation and long-term awards. This evaluation also considers competitive data of the Company's Selected Peer Group included in the Stock Performance Graph set forth below.

Annual cash compensation includes both base salaries and annual incentive awards pursuant to the Company's Executive Incentive Plan. Executives' base salaries are evaluated each year based upon an assessment of market data of comparable companies. Subject to the applicable terms of any employment agreement, executives are eligible for adjustments in base salary based upon an assessment of individual performance and changes in principal job duties and responsibilities. In fiscal year 2001, based upon assessments of the individual performances, the Company awarded an increase in base salary to Messrs. O'Donnell, Thompson, Aebli, Wussow, and Blake.

Executives are eligible to receive annual incentive awards under the Company's Executive Incentive Plan. Each executive participating in the plan has a targeted annual incentive award based upon competitive practice that represents a stated percentage of the executive's base salary. The performance of executives with corporate-wide responsibilities is evaluated based upon the achievement of corporate financial targets measured by the Company's net income and revenue growth. The performance of executives with divisional and/or subsidiary responsibility is evaluated based upon the achievement of divisional or subsidiary financial targets measured by divisional net income, revenue growth and cash flow. The financial targets for fiscal year 2001 were developed from the Company's annual planning process. The Compensation and Stock Option Committee reviews and approves the targets each year based upon fairness, degree of difficulty and reasonableness. Further, the Company must achieve a minimum net income performance threshold before corporate executives are entitled to receive a financial target payout under the Executive Incentive Plan. There may be no incentive payout if the Company is not profitable on a company-wide basis.

Aggregate annual incentive awards are limited to no more than 10% of the Company's net income, excluding extraordinary items, before total after-tax cost of the aggregate executive annual incentive payout, unless otherwise approved by the Compensation and Stock Option Committee and the Board of Directors.

Long-term incentive compensation includes payments under the 2000 Performance Equity Plan. The 2000 Performance Equity Plan permits the Company to grant non-qualified stock options to selected executives at an exercise price no less than the fair market value of the Common Stock on the date of grant.

Each year the Compensation and Stock Option Committee reviews and approves annual salaries, annual incentive awards, grants of long-term incentives and the performance targets and criteria established for both the annual and long-term incentive plans. In addition, the Compensation and Stock Option Committee reviews the performance of the Company and its divisions and subsidiaries and exercises the final authority in approving the payout of executive incentive awards. During fiscal year 2001, the Compensation and Stock Option Committee engaged executive compensation consultants and used compensation data for comparable companies to support its decisions.

In the beginning of fiscal year 2001, the Compensation and Stock Option Committee reviewed and approved the financial targets to be included in the fiscal year 2001 Executive Incentive Plan for the Chief Executive Officer and the Company's other executive officers. Based upon the Compensation and Stock Option Committee's review of the Company's performance and the Chief Executive Officer and the Company's other executive officers following conclusion of the 2001 fiscal year, we did not grant awards to the Chief Executive Officer or any of our other executive officers who had been with the Company for the entire fiscal year 2001 under the 2001 Executive Incentive Plan.

DETERMINATION OF COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

Mr. O'Donnell's base salary during fiscal year 2001 was increased to $560,000. The increased base salary of Mr. O'Donnell was based largely upon an assessment of market data of comparable companies, as described above. On April 4, 2001 and on October 24, 2001, the Company, pursuant to the 2000 Performance Equity Plan, granted Mr. O'Donnell non-qualified stock options to purchase 70,000 shares of Common Stock at an exercise price of $9.188 and $7.20 per share, respectively. The terms of these options are for 58 months from the date of grant and are exercisable as follows: (i) 50% vesting any time after the second anniversary of the date of grant if the closing price of a share of Common Stock equals or exceeds 115% of the exercise price for any 20 of 30 consecutive trading days after the date of such grant, (ii) 100% vesting any time after the third anniversary if the closing price of a share of Common Stock equals or exceeds 130% of the exercise price per share for any 20 of 30 consecutive trading days after the date of such grant and (iii) to the extent not previously exercisable, 100% after 58 months from the date of grant. In addition, Mr. O'Donnell received non-qualified stock options to purchase 7,500 shares of Common Stock on each of March 27, 2001, March 28, 2001, March 29, 2001 and March 30, 2001, at exercise prices of $11.16, $10.09, $10.44 and $10.81, respectively, each pursuant to the Company's Executive Ownership Program pursuant to which participants are eligible to receive stock option grants based on certain stock ownership positions in the Company's Common Stock. The terms of these options are for five years from the date of issue and are exercisable as follows: (i) 50% vesting any time after the first anniversary of the date of issue, and (ii) the remaining 50% vesting any time after second anniversary of the date of issue.

   Members of the Compensation and Stock Option Committee:

      Phillip A. O'Reilly, Chairman
      Bert Sager
      Lewis Solomon

                             AUDIT COMMITTEE REPORT

Management is responsible for the Company's internal controls and the financial reporting process. Arthur Andersen LLP, the Company's independent auditor, is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards. The Audit Committee's responsibility is to monitor and oversee these processes.

In this context, the Audit Committee reviewed and discussed the audited financial statements with both the Company management and Arthur Andersen LLP. Specifically, the Audit Committee has discussed with Arthur Andersen LLP matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380).

The Audit Committee received from Arthur Andersen LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with Arthur Andersen LLP the issue of its independence from the Company.

Based on the Audit Committee's review of the audited financial statements and its discussions with both management and Arthur Andersen LLP noted above, the Audit Committee recommended to the Company's Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 2001.

The Company paid Arthur Andersen LLP $679,000 in aggregate fees for professional services rendered for the audit of the Company's fiscal year 2001 annual financial statements, the review of financial statements included in the Company's quarterly reports on Form 10-Q and statutory audits of subsidiaries.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

During 2001, the Company paid Arthur Andersen LLP $582,000 for financial information systems design and implementation services provided to the Company in fiscal year 2000.

ALL OTHER FEES

The Company paid Arthur Andersen LLP an additional $223,000 for other services, including the audit of the Company's benefit plan, accounting and tax assistance on proposed transactions and acquisition due diligence provided to the Company in fiscal year 2001.

The Audit Committee has considered whether the provision of non-audit services by Arthur Anderson LLP was compatible with maintaining its independence and has determined that the nature and substance of the non-audit services did not impair the status of Arthur Andersen LLP as the Company's independent auditors.

                                       AUDIT COMMITTEE:

                                       Edward S. Croft, III, Chairman
                                       Dr. Fred C. Lee
                                       Lawrence J. Matthews
                                       Phillip A. O'Reilly
                                       Ronald D. Schmidt


STOCK PERFORMANCE GRAPH

The line graph below compares the cumulative total stockholder return (assuming reinvestment of dividends) on the Company's Common Stock, over the most recent five-year period up to and including December 31, 2001 with the cumulative total return of companies on the Russell 2000(R) Index and the S&P SmallCap Electrical Components and Equipment Index (the "Electrical Components and Equipment Index"), a published line-of-business index. In the preceding fiscal year we had compared the cumulative total shareholder return on the Company's Common Stock with the S&P SmallCap Electrical Equipment Index; however, this index is no longer tracked or published. In light of the Company's continuing focus on its power conversion business, the Electrical Components and Equipment Index, which includes the Company's Common Stock in its constituency, was selected because we believe this index provides a meaningful comparison to the Company's performance.

                             CUMULATIVE TOTAL RETURN

Based on an investment of $100 and reinvestment of dividends beginning on December 31, 1996

[GRAPHIC CHART OMITTED]


                           Dec-96  Dec-97  Dec-98   Dec-99  Dec-00  Dec-01
Artesyn Technologies, Inc.  $100    $116     $72     $108    $81     $48

Russell 2000                $100    $121    $116     $139    $133    $135

S&P SmallCap Electrical     $100    $117    $115     $186    $204    $167
Components & Equipment
Index



                              INDEPENDENT AUDITORS

In light of the current circumstances surrounding Arthur Andersen LLP, the Company has not made a decision on the selection of the independent certified public accountants for the Company's fiscal year ending December 27, 2002. The Audit Committee anticipates making a recommendation for the selection of its independent certified public accountants to the Company's Board of Directors at its upcoming Board meeting on May 9, 2002.

                       SUBMISSION OF STOCKHOLDER PROPOSALS

At the date of this Proxy Statement, the Board of Directors has no knowledge of any business that will be presented for consideration at the Meeting, other than as described above. In accordance with the Company's By-laws and Rules 14a-4(c) and 14a-5(e) promulgated under the Exchange Act, the Company hereby notifies its stockholders that since it did not receive notice by February 6, 2002 of any other proposed matter to be submitted for stockholder vote at the Meeting, all proxies received in respect of the Meeting will be voted in the discretion of the Company's management on any other matters which may properly come before the Meeting.

Any proposal which is intended to be presented by any stockholder for action at the 2003 Annual Meeting of Stockholders must be received in writing by the Secretary of the Company, at 7900 Glades Road, Suite 500, Boca Raton, Florida 33434, not later than November 23, 2003 in order for such proposal to be considered for inclusion in the proxy statement and form of proxy relating to the 2003 Annual Meeting of Stockholders.

The Company hereby further notifies its stockholders that if the Company does not receive notice by February 19, 2003 of a proposed matter to be submitted for stockholders vote at the 2003 Annual Meeting of Stockholders, then any proxies held by members of the Company's management in respect of such meeting may be voted at the discretion of such management members on such matter if it shall properly come before such meeting, without any discussion of such proposed matter in the proxy statement to be distributed in respect of such meeting.


                              By Order of the Board of Directors

                              RICHARD J. THOMPSON
                              Secretary


Dated:  April 5, 2002

                           ARTESYN TECHNOLOGIES, INC.

               PROXY FOR ANNUAL MEETING TO BE HELD ON MAY 9, 2002

        THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


      The undersigned stockholder(s) of ARTESYN TECHNOLOGIES, INC., a Florida corporation (the "Company"), hereby constitute(s) and appoint(s) PHILLIP A. O'REILLY and BERT SAGER, and each of them, with full power of substitution in each, as the agent, attorneys and proxies of the undersigned, for and in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of the Company to be held at Pete's Grand Terrace, 7880 Glades Road, Boca Raton, Florida, on May 9, 2002 at 10:00 A.M. (local time), and any adjournment(s) thereof, all of the shares of common stock which the undersigned would be entitled to vote if then personally present at such meeting in the manner specified and on any other business as may properly come before the Meeting.

      THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ON THE REVERSE SIDE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR ITEM 1 AND IN THE PROXIES' DISCRETION, UPON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF.

(Continued and to be signed and dated on the reverse side.)

1.    ELECTION OF DIRECTORS

      FOR ALL NOMINEES  /_/    WITHHOLD AUTHORITY   /_/     *EXCEPTIONS  /_/
      listed below          to vote for all nominees
                            listed below

      Nominees: Edward S. Croft, III, Fred C. Lee, Lawrence J. Matthews,  Joseph
                M. O'Donnell, Stephen A. Ollendorff, Phillip A. O'Reilly, Bert Sager, A. Eugene Sapp, Jr., Ronald D. Schmidt, Lewis Solomon, John M. Steel

*EXCEPTIONS
            ------------------------------------------------------------------


3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment(s) thereof and as provided by Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended.

                                    Please sign  exactly as name  appears to the
                                    left. When shares are held by joint tenants,
                                    both should  sign.  When signed as attorney,
                                    executor,    administrator,    trustee    or
                                    guardian, please give full title as such. If
                                    a corporation, please sign in full corporate
                                    name  by  President   or  other   authorized
                                    officer. If a partnership, please sign in partnership name by authorized person.

                                    Dated
                                          --------------------------------, 2002


                                    --------------------------------------------
                                                      Signature


                                    --------------------------------------------
                                                Signature if held jointly


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK.  /_/